UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No. ____)

☒	Filed by the registrant

☐	Filed by a party other than the registrant

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

MagneGas Corporation

(Name of Registrant as Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of Securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction : $____________

5)	Total fee paid: $_____________

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No.
3)	Filing Party:
4)	Date Filed:

MAGNEGAS CORPORATION

11885 44TH STREET NORTH

CLEARWATER, FL 33762

(727) 934-3448

NOTICE OF ACTIONS BY WRITTEN CONSENT OF HOLDERS OF
NOT LESS THAN A MAJORITY OF THE AGGREGATE VOTING POWER
OF ALL OUTSTANDING SHARES OF CAPITAL STOCK OF MAGNEGAS CORPORATION

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Stockholder:

This Information Statement is being made available to the holders of record of the outstanding shares of common stock, $0.001 per value per share (the “Common Stock”), and the Series A Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”), of MagneGas Corporation, a Delaware corporation (the “Company”), as of the close of business on May 25, 2017 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The purpose of the enclosed Information Statement is to inform you of actions taken on May 25, 2017 by written consent of Global Alpha, LLC (the “Majority Stockholder”). The Majority Stockholder is a privately owned company of which Carla Santilli (a member of our Board of Directors) and Ruggero Santilli each own 50%. Ermanno Santilli (our Chief Executive Officer and a member of our Board of Directors) and Luisa Ingargiola (our Chief Financial Officer and Secretary from 2007 through November 30, 2016, and a current member of our Board of Directors) are voting members of the Majority Stockholder, but have no equity interest. Each share of Series A Preferred Stock has voting rights of 100,000 votes per share and votes generally with the shares of Common Stock on all matters except as otherwise required by law. The total aggregate number of votes for the Series A Preferred Stock is 100 billion. As of the Record Date, the Majority Stockholder’s holdings represented approximately 99% of the votes entitled to be cast by the outstanding shares of our voting stock. The enclosed Information Statement shall also constitute the notice required under Section 228(e) of the Delaware General Corporation Law (“DGCL”).

On May 25, 2017, the Board of Directors (the “Board”) submitted the following actions to the Majority Stockholder for ratification and approval by consent in lieu of meeting, and the Majority Stockholder has ratified and approved the following actions:

1)          The adoption of resolutions that have been adopted by the Board to approve the following transaction (the “Transaction”):

a)        On May 9, 2017, the Corporation entered into an Exchange Agreement (“Exchange Agreement”) with an institutional investor (“Investor”). The Company previously sold to the Investor (i) Senior Convertible Debentures (the “Held Debentures”), Series E-1 Common Stock Purchase Warrants, Series E-2 Common Stock Purchase Warrants, Series E-5 Common Stock Purchase Warrants and Series E-6 Common Stock Purchase Warrants, pursuant to an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) contained in Section 4(a)(2) thereof and/or Regulation D thereunder and (ii) Series E-4 Common Stock Purchase Warrants and Series E-7 Common Stock Purchase Warrants pursuant to an effective registration statement under the Securities Act (collectively, the “Held Warrants”). Under the terms of the Exchange Agreement, the Investor exchanged with the Corporation (the “Exchange”), (i) the Held Warrants for 2,700 shares of Series B Convertible Preferred Stock at a stated value of $1,000 per share convertible into 9,000,000 shares of Common Stock at a conversion price of $0.30 and 1,000,000 shares of Common Stock pursuant to Section 4(a)(2) of the Securities Act and Regulation D Rule 506(b) promulgated thereunder, and in reliance on Section 3(a)(9) of the Securities Act. Furthermore, under the terms of the Exchange Agreement, the Corporation reduced the conversion price of the Held Debentures to $0.30 and made additional amendments to the Held Debentures.

i)        In conjunction with the Exchange, the Company filed a Certificate of Designation with the Delaware Secretary of State. The Certificate of Designation designated a new class of Series B Convertible Preferred Stock (“Preferred Stock”). The Preferred Stock is convertible in shares of Common Stock at a price of $0.30 per share. The Corporation previously received the unanimous written consent of the Board of Directors and the holder of the Series A Preferred Stock authorizing the creation of the class of Series B Convertible Preferred Stock.

ii)        In conjunction with the Exchange Agreement, the Investor and the Company entered into a Leak-Out Agreement. The Leak-Out Agreement mandates that from the date that the Investor executes the Exchange Agreement (the “Effective Date”) and ending on the earlier of (i) the date that the Company receives notice from Nasdaq that it is back in compliance with the $1.00 minimum bid requirement and (ii) June 1, 2017 (such period, the “Restricted Period”), at any time that the then prevailing bid price of the Company’s common stock on the trading market (as reported by Bloomberg L.P.) is less than $0.30 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar events occurring after the date of the Leak-Out Agreement), neither the Investor, nor any affiliate of such Investor which (x) had or has knowledge of the transactions contemplated by the Exchange Agreement, (y) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the securities issued pursuant to the Exchange Agreement (“Exchange Securities”), or (z) is subject to such Investor’s review or input concerning such affiliate’s investments or trading, collectively, shall sell dispose or otherwise transfer, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) on any trading day during the Restricted Period (any such date, a “Date of Determination”), an amount of the Exchange Securities more than 15% of the trading volume of Common Stock as reported by Bloomberg, LP for the applicable Date of Determination (“Leak-Out Percentage”).

b)        On May 9, 2017, the Corporation entered into a Securities Purchase Agreement (“SPA”) with the Investor to sell to the Investor an 8% Senior Debenture for One Million and NO/100 Dollars ($1,000,000)(“Debenture”) pursuant to Section 4(a)(2) of the Securities Act and Regulation D, Rule 506(b) promulgated thereunder.

i)        In conjunction with the SPA, the Corporation executed the Debenture for the benefit of the Investor. The Debenture’s principal amount is One Million and NO/100 Dollars ($1,000,000), and it has an interest rate of Eight Percent (8.00%) per annum calculated on the basis of a 360-day year. Interest payments are to be made quarterly beginning on the effective date of the Debenture. The maturity date of the Debenture is November 10, 2017.

ii)       In conjunction with the SPA and Debenture, the Corporation executed a guarantee for repayment of the Debenture and directed each of the Corporation’s wholly owned subsidiaries to execute the guarantee on a joint and several basis (“Guarantee”). The subsidiaries executing the Guarantee included: Equipment Sales and Service, Inc., MagneGas Welding Supply, LLC, MagneGas Real Estate Holdings, LLC, MagneGas Energy Solutions, LLC, MagneGas IP, LLC and MagneGas Production, LLC.

The Board submitted the terms and conditions of the Transaction to the Majority Stockholder for ratification and approval by consent in lieu of meeting, and the Majority Stockholder has ratified and approved the issuance and sale, as part of the Transaction, of the 1,000,000 shares of common stock, the 2,700 shares of Series B Convertible Preferred Stock, including the 9,000,000 shares of common stock issuable upon conversion thereof, and the additional 1,308,947 shares of common stock issuable upon conversion of the Held Debentures as a result of the reduction in the conversion price to $0.30 per share, in each case without any restrictions on conversion originally set forth in the Exchange Agreement and the Certificate of Designation for the Series B Convertible Preferred Stock in order to comply with NASDAQ Marketplace Rule 5635(d), all as may be required by and in accordance with NASDAQ Marketplace Rule 5635(d).

The Board is not soliciting your consent or your proxy in connection with these actions, and no consents or proxies are being requested from stockholders.

Under Rule 14c-2 of the Exchange Act, the actions taken by the Majority Stockholder will not be effective until 20 days after the enclosed Information Statement is first mailed or otherwise delivered to our stockholders entitled to receive notice thereof.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C AND PURSUANT TO SECTION 228(E) OF THE DGCL. WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

By order of the Board of Directors

/s/ Ermanno Santilli
Ermanno Santilli
May 26, 2017	Chief Executive Officer and Director

INFORMATION STATEMENT

OF

MAGNEGAS CORPORATION

11885 44TH STREET NORTH

CLEARWATER, FL 33762

(727) 934-3448

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

PURPOSE OF INFORMATION STATEMENT

This Information Statement advises stockholders of MagneGas Corporation (the “Company”) of action taken on May 25, 2017 by written consent of Global Alpha, LLC (the “Majority Stockholder”). The Majority Stockholder is a privately owned company of which Carla Santilli (a member of our Board of Directors) and Ruggero Santilli each own 50%. Ermanno Santilli (our Chief Executive Officer and a member of our Board of Directors) and Luisa Ingargiola (our Chief Financial Officer and Secretary from 2007 through November 30, 2016, and a current member of our Board of Directors) are voting members of the Majority Stockholder but have no equity interest. The Majority Stockholder holds a majority of the aggregate voting power of all outstanding shares of capital stock of the Company entitled to vote on the matters set forth in this Information Statement as of May 25, 2017 (the “Record Date”).

OVERVIEW OF ACTIONS

On May 9, 2017, the Corporation entered into an Exchange Agreement (“Exchange Agreement”) with an institutional investor (“Investor”). The Company previously sold to the Investor (i) Senior Convertible Debentures (the “Held Debentures”), Series E-1 Common Stock Purchase Warrants, Series E-2 Common Stock Purchase Warrants, Series E-5 Common Stock Purchase Warrants and Series E-6 Common Stock Purchase Warrants, pursuant to an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) contained in Section 4(a)(2) thereof and/or Regulation D thereunder and (ii) Series E-4 Common Stock Purchase Warrants and Series E-7 Common Stock Purchase Warrants pursuant to an effective registration statement under the Securities Act (collectively, the “Held Warrants”). Under the terms of the Exchange Agreement, the Investor exchanged with the Corporation (the “Exchange”), (i) the Held Warrants for 2,700 shares of Series B Convertible Preferred Stock at a stated value of $1,000 per share convertible into 9,000,000 shares of Common Stock at a conversion price of $0.30 and 1,000,000 shares of Common Stock pursuant to Section 4(a)(2) of the Securities Act and Regulation D Rule 506(b) promulgated thereunder, and in reliance on Section 3(a)(9) of the Securities Act. Furthermore, under the terms of the Exchange Agreement, the Corporation reduced the conversion price of the Held Debentures to $0.30 and made additional amendments to the Held Debentures.

i)        In conjunction with the Exchange, the Company filed a Certificate of Designation with the Delaware Secretary of State. The Certificate of Designation designated a new class of Series B Convertible Preferred Stock (“Preferred Stock”). The Preferred Stock is convertible in shares of Common Stock at a price of $0.30 per share. The Corporation previously received the unanimous written consent of the Board of Directors and the holder of the Series A Preferred Stock authorizing the creation of the class of Series B Convertible Preferred Stock.

ii)        In conjunction with the Exchange Agreement, the Investor and the Company entered into a Leak-Out Agreement. The Leak-Out Agreement mandates that from the date that the Investor executes the Exchange Agreement (the “Effective Date”) and ending on the earlier of (i) the date that the Company receives notice from Nasdaq that it is back in compliance with the $1.00 minimum bid requirement and (ii) June 1, 2017 (such period, the “Restricted Period”), at any time that the then prevailing bid price of the Company’s common stock on the trading market (as reported by Bloomberg L.P.) is less than $0.30 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar events occurring after the date of the Leak-Out Agreement), neither the Investor, nor any affiliate of such Investor which (x) had or has knowledge of the transactions contemplated by the Exchange Agreement, (y) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the securities issued pursuant to the Exchange Agreement (“Exchange Securities”), or (z) is subject to such Investor’s review or input concerning such affiliate’s investments or trading, collectively, shall sell dispose or otherwise transfer, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) on any trading day during the Restricted Period (any such date, a “Date of Determination”), an amount of the Exchange Securities more than 15% of the trading volume of Common Stock as reported by Bloomberg, LP for the applicable Date of Determination (“Leak-Out Percentage”).

On May 9, 2017, the Corporation entered into a Securities Purchase Agreement (“SPA”) with the Investor to sell to the Investor an 8% Senior Debenture for One Million and NO/100 Dollars ($1,000,000)(“Debenture”) pursuant to Section 4(a)(2) of the Securities Act and Regulation D, Rule 506(b) promulgated thereunder.

i)        In conjunction with the SPA, the Corporation executed the Debenture for the benefit of the Investor. The Debenture’s principal amount is One Million and NO/100 Dollars ($1,000,000), and it has an interest rate of Eight Percent (8.00%) per annum calculated on the basis of a 360-day year. Interest payments are to be made quarterly beginning on the effective date of the Debenture. The maturity date of the Debenture is November 9, 2017.

ii)       In conjunction with the SPA and Debenture, the Corporation executed a guarantee for repayment of the Debenture and directed each of the Corporation’s wholly owned subsidiaries to execute the guarantee on a joint and several basis (“Guarantee”). The subsidiaries executing the Guarantee included: Equipment Sales and Service, Inc., MagneGas Welding Supply, LLC, MagneGas Real Estate Holdings, LLC, MagneGas Energy Solutions, LLC, MagneGas IP, LLC and MagneGas Production, LLC.

Until such time as the Corporation has received stockholder approval as required by NASDAQ Marketplace Rule 5635(d), the Corporation may not issue, upon partial or full conversion of the Held Debentures, or upon partial or full conversion of the Series B Convertible Preferred Stock, a number of shares of common stock which, when aggregated with the shares of Common Stock issued in the Transaction pursuant to the Exchange Agreement, and any shares of Common Stock issued pursuant to any prior conversion of any Held Debentures or Series B Convertible Preferred Stock, would exceed 11,913,546 shares of Common Stock, such number representing 19.99% of the total number of shares of common stock outstanding on May 9, 2017 (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the consummation of the Transaction) (the “Issuable Maximum”). As a result, stockholder approval is required under NASDAQ Marketplace Rule 5635(d) to issue any shares of Common Stock above the Issuable Maximum.

The Board submitted the terms and conditions of the Transaction to the Majority Stockholder for ratification and approval by consent in lieu of meeting, and the Majority Stockholder has ratified and approved the issuance and sale, as part of the Transaction, of the 1,000,000 shares of common stock, the 2,700 shares of Series B Convertible Preferred Stock, including the 9,000,000 shares of common stock issuable upon conversion thereof, and the additional 1,308,947 shares of common stock issuable upon conversion of the Held Debentures as a result of the reduction in the conversion price to $0.30 per share, in each case without any restrictions on conversion originally set forth in the Exchange Agreement and the Certificate of Designation for the Series B Convertible Preferred Stock in order to comply with NASDAQ Marketplace Rule 5635(d), all as may be required by and in accordance with NASDAQ Marketplace Rule 5635(d).

OUTSTANDING SHARES AND VOTING RIGHTS

At the close of business on the Record Date, there were 6,459,753 shares of our Common Stock outstanding.

At the close of business on the Record Date, there were 1,000,000 shares of Series A Preferred Stock outstanding. All 1,000,000 shares of Series A Preferred Stock are held by the Majority Stockholder. Each share of Series A Preferred Stock has voting rights of 100,000 votes per share and votes generally with the shares of Common Stock on all matters except as otherwise required by law. The total aggregate number of votes for the Series A Preferred Stock is 100 billion. As of the Record Date, the Majority Stockholder’s holdings represented approximately 99% of the votes entitled to be cast by the outstanding shares of our voting stock, all of which approved and adopted the matters set forth herein.

The Board is not soliciting your consent or your proxy in connection with these actions, and no consents or proxies are being requested from stockholders. The vote that was required to approve the transactions described in this Information Statement was the affirmative vote of the holders of a majority of the aggregate voting power of all outstanding shares of capital stock of the Company entitled as of the Record Date to vote on such matters.

Section 228 of the Delaware General Corporation Law and Article II, Section 11 of the Company’s By-Laws, as amended, provide that stockholders of the Company may act by written consent without a meeting if such stockholders hold the number of shares representing not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted.

EFFECTIVENESS OF CORPORATE ACTIONS

Under Rule 14c-2 of the Securities Exchange Act of 1934, as amended, the actions taken by the Majority Stockholder will not be effective until 20 days after this Information Statement is first mailed or otherwise delivered to our stockholders entitled to receive notice thereof.

Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under the Delaware General Corporation Law are afforded to the Company’s stockholders as a result of the approval of the actions taken by the Majority Shareholder.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS ACTED UPON

No officer or director has any substantial interest in the matters acted upon by our Board of Directors and the Majority Stockholder, other than in their roles as an officer or director or Majority Shareholder.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (also known as “EDGAR”).

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of Information Statement, to the Company at Corporate Secretary, 11885 44th Street North, Clearwater, FL 33762, telephone: (727) 934-3448.

If multiple stockholders sharing an address have received one copy of the Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of the Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.